                                   Exhibit 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
                                                                      Six months
Dollars in millions                                                         1997
--------------------------------------------------------------------------------
Earnings:
    Net income                                                            $  798
    Add:  income taxes                                                       394
    Less:  equity in undistributed income of all affiliates
       accounted for by the equity method                                     17
    Add:  fixed charges, excluding interest on deposits                    3,657
--------------------------------------------------------------------------------
    Earnings available for fixed charges, excluding
       interest on deposits                                                4,832
    Add:  interest on deposits                                             1,333
--------------------------------------------------------------------------------
    Earnings available for fixed charges, including
       interest on deposits                                                6,165
--------------------------------------------------------------------------------
Fixed charges:
    Interest expense, excluding interest on deposits                       3,643
    Interest factor in net rental expense                                     14
--------------------------------------------------------------------------------
    Total fixed charges, excluding interest on deposits                    3,657
    Add:  interest on deposits                                             1,333
--------------------------------------------------------------------------------
    Total fixed charges, including interest on deposits                    4,990
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
    Excluding interest on deposits                                          1.32
    Including interest on deposits                                          1.24
--------------------------------------------------------------------------------

                                   Exhibit 12

 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
                                                                      Six months
Dollars in millions                                                         1997
--------------------------------------------------------------------------------
Earnings:
    Net income                                                            $  798
    Add:  income taxes                                                       394
    Less:  equity in undistributed income of all affiliates
       accounted for by the equity method                                     17
    Add:  fixed charges, excluding interest on deposits
       and preferred stock dividends                                       3,657
--------------------------------------------------------------------------------
    Earnings available for fixed charges, excluding
       interest on deposits                                                4,832
    Add:  interest on deposits                                             1,333
--------------------------------------------------------------------------------
    Earnings available for fixed charges, including
       interest on deposits                                                6,165
--------------------------------------------------------------------------------
Fixed charges:
    Interest expense, excluding interest on deposits                       3,643
    Interest factor in net rental expense                                     14
    Preferred stock dividends                                                 27
--------------------------------------------------------------------------------
    Total fixed charges, excluding interest on deposits                    3,684
    Add:  interest on deposits                                             1,333
--------------------------------------------------------------------------------
    Total fixed charges, including interest on deposits                    5,017
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock dividends:
    Excluding interest on deposits                                          1.31
    Including interest on deposits                                          1.23
--------------------------------------------------------------------------------